Exhibit 107

Calculation of Filing Fee Tables

Schedule TO

(Form Type)

Wheeler Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Transaction Valuation

	Transaction			Amount of Filing
	Valuation		Fee Rate	Fee

Fees to Be Paid	$49,669,271.16	(1)	$0.00011020
Fees Previously Paid				$5,473.55	(2)
Total Transaction Valuation	$49,669,271.16	(1)
Total Fees Due for Filing				$5,473.55
Total Fees Previously Paid				$0.00
Total Fee Offsets				$5,473.55	(3)
Net Fee Due				$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Paid Fee with Fee Offset Offset Claimed Source
Fees Offset Claims		S-4	333-	November 1, 2022		$5,473.55	(3)
Fees Offset Sources	Wheeler Real Estate Investment Trust, Inc.	S-4	333-		November 1, 2022	$5,473.55	(3)

(1)	Estimated solely for the purpose of calculating the filing fee for this transaction in accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), based on the product of (i) $11.82, the average of the high and low prices of the Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”), as reported on The Nasdaq Capital Market on October 26, 2022, and (ii) the sum of (a) 3,152,392, the estimated maximum number of shares of the Series D Preferred Stock subject to the transaction reported hereby, and (b) 1,049,746, the estimated maximum number of shares of the Series D Preferred Stock that may be amended pursuant to the Proposed Amendments (as defined in the Prospectus/Consent Solicitation), which may result in such Amended Series D Preferred Stock (as defined in the Prospectus/Consent Solicitation) being deemed a new security.
(2)	The amount of the filing fee calculated in accordance with the Exchange Act equals $110.20 for each $1,000,000 of value. The filing fee was calculated in accordance with Rule 0-11 under the Exchange Act.
(3)	Registrant paid $5,473.55 upon the filing of its Registration Statement on Form S-4 on November 1, 2022 in connection with the transaction reported hereby.